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                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT made as of the 20th day of November, 1998
                                        ----        --------     -
by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware
corporation (the "Company"), and   Clarence M. McAninch    (the "Employee").
                                   --------------------

                                  WITNESSETH:

          In consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Employee agree that this Agreement supercedes any previous and/or existing Employment Agreement between the parties. Any notices or other requirements required for termination of previous agreements are hereby considered given. The Company and Employee further agree as follows:

                            Article 1. - Employment
                            -----------------------

          1.1.  Employment.  The Company agrees to employ Employee, and Employee
                ----------
agrees to serve the Company, for the period stated in Article 2 hereof (the "Term of Employment") and upon the other terms and conditions herein provided.

          1.2.  Position and Responsibilities.  The Company hereby employs
                -----------------------------
Employee, and Employee agrees to serve as President and Chief Executive Officer of the Company and to accept such other responsibilities as may be assigned to Employee, subject to the general direction, approval and control of the directives of the Board of Directors, from time to time during the Term of Employment.

          1.3.  Duties.  During the Term of Employment, Employee shall devote
                ------
all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

                               Article 2. - Term
                               -----------------

          The Term of Employment shall commence as of  November 20, 1998
                                                       -----------     -
(the "Effective Date"), and shall continue until the 1st anniversary of the
                                                     ---
Effective Date (the "Expiration Date"), unless sooner terminated by one of the parties as permitted in this Agreement or the term of the Agreement will automatically extend for one-year periods, expiring on November 20th of each subsequent year, barring a notice by the Company not to extend, delivered at least sixty (60) days prior to any expiration date.

                           Article 3. - Compensation
                           -------------------------

          3.1.  Salary.  As compensation to the Employee for the performance of
                ------
services hereunder, the Company shall pay to the Employee a base salary (the "Salary") of Two hundred thousand dollars ($200,000.00) per year. Installments
             ------------------------------------------
of the Salary shall be paid to the Employee in accordance with the standard procedure of the Company, which at the present time is once every two (2) weeks. During the period of this Agreement, Employee's salary shall be reviewed at least annually and may be adjusted if the Board of Directors of the Company (the

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"Board"), the Compensation Committee (the "Compensation Committee") or the
Compensation Sub-Committee ("Sub-Committee") determines that an adjustment is appropriate on the basis of the types of factors it generally takes into account in adjusting the salaries of employees of the Company.

          3.2  Bonus  The Employee shall be eligible to receive a bonus, as
               -----
additional compensation, as approved by the Board, or the Compensation Committee, or the Sub-Committee.

          3.3  Reimbursement of Expenses.  The Company will reimburse the
               -------------------------
Employee for those customary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company. Except as provided in this Agreement, such expenses will be reimbursed only on presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its Employees.

          3.4  Participation in Plans.  The Employee shall be entitled to
               ----------------------
participate in any applicable incentive compensation or bonus plan, medical, dental, health, hospitalization, travel, accident, life, and/or disability insurance plans and in any sick leave and/or salary continuation plan, vacation (which shall not be less than two (2) weeks per year), holiday pay, retirement or employee benefit plan or program generally offered by the Company to its salaried employees, or as specified herein.


          3.5  Automobile.  In recognition of Employee's need of an automobile
               ----------
for business purposes, Employer shall provide Employee with an automobile, a late-model sedan manufactured by a United States automobile manufacturer, including all related maintenance, repairs, insurance and other costs, and a modern portable telephone for carrying out his duties under this Agreement.


          3.6  Insurance.  (a)    Employer may, in its sole and absolute
               ---------
discretion, at any time after the execution of this Agreement, apply for and procure as owner for its own benefit life insurance or disability insurance on Employee, in such amounts and in such form or forms as Employer may determine. The Employee shall, at the request of Employer, subject to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom Employer has applied for such insurance.

          (b) Employer shall also apply for and procure for Employee's benefit a life insurance policy on Employee, listing Employee's designated beneficiaries, in the amount of two million dollars ($2,000,000) for the term of this Agreement.


          3.7  Physical Condition of Employee.   In entering into this
               ------------------------------
Agreement, Employer is relying on the good health and physical condition of Employee. Employee hereby represents and warrants to Employer that, to the best of his knowledge and belief, he is in good health and physical condition and knows of no mental or physical limitation which could cause him to be unable to perform his duties under the terms of this Agreement.

          3.8  Right to Indemnification.  The Company shall indemnify and hold
               -------------------------
harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Employee who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that the Employee, is or was an officer of the Company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by the Employee. The Company shall be required to indemnify the Employee in connection with a proceeding (or part thereof) initiated by the Employee only if the proceeding (or part thereof) was authorized by the Board of Directors of the Company.

          The Company shall pay the expenses (including attorney's fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or
-------------------
officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          If a claim for indemnification or payment of expenses under this
Article is not paid in full within sixty days after a written claim therefore has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.


          The rights conferred on the Employee by this Section 3.8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, the Company By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.


          The Company's obligation, if any, to indemnify the Employee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          3.9  Adherence to Standards.  Employee shall adhere to all the
               ----------------------
policies, practices and procedures as set forth expressly, in writing, by Employer's Board of Directors and shall not, knowingly and intentionally, during the term of his employment with Employer, engage in any conduct, or expressly condone any act or conduct of other persons, which causes Employer to be (i) in violation of any law or statute, unless such action is approved by Employer's Board of Directors or (ii) in violation of any express directives or resolutions of Employer's Board of Directors; provided however, if Employee discovers a violation of law in which he did not participate which has exposed Employer to liability, he shall report such violation to the Board of Directors immediately upon discovery of such violation, at which time he shall have fulfilled his obligations hereunder with respect to that violation, and shall not be in breach of this Section 3.9 in connection with that violation.

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                     Article 4. - Termination of Employment
                     --------------------------------------

          4.1.  Definitions.  For the purposes hereof:
                -----------

          (a) "Disability" shall be deemed to have occurred at the same time as the Employee has been determined to be entitled to benefits under the Company's Short Term or Long Term Disability Plan then in effect.

          (b) "Cause" shall mean any of the following: (i) Employee's personal dishonesty, incompetence or willful misconduct; (ii) Employee's willful violation of any law or material rule or regulation, provided that such violation is demonstrably and materially injurious to the assets, operations or business prospects of the Company; (iii) the conversion or embezzlement for the personal benefit of the Employee of corporate funds or property or a material business opportunity of the Company; (iv) the misuse by the Employee for his personal benefit of any trade secrets or other information of the Company in violation of the provisions of Article 7 of this Agreement; or (v) Employee's material breach of any other provision of this Agreement which is not cured within thirty (30) days of receipt of notice of such breach from Company.

          (c) "Good Reason" shall, absent the Employee's express written consent to such action, mean the occurrence of any one of the following: (i) following a Change of Control, the removal of the Employee as President and Chief Executive Officer of the Company (by reason other than death, disability or cause); (ii) any material breach by the Company of its respective or joint obligations contained in this Agreement not cured within 30 days after written notice; (iii) the assignment to the Employee of any duties inconsistent with his status as President and Chief Executive Officer of the Company or a substantial alteration in the nature or status of the Employee's duties and responsibilities which renders the Employee's position to be of less dignity, responsibility or scope;
(iv) a reduction by the Company in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for proportional across-the-board salary reductions due to economic conditions of the Company similarly affecting all Executive Employees of the Company, for at least six (6) months, provided, however, that in no event shall the Employee's base salary be reduced by more than fifteen percent (15%) below the per year amount set forth in Section 3.1 hereof without the Employee's consent; (v) the relocation of the principal executive offices of the Company to a location outside the Greater Pittsburgh Metropolitan area or the Company's requiring the Employee to be based anywhere other than Company's principal executive offices except for required travel on Company's business; or (vi) any material reduction by the Company of the benefits enjoyed by the Employee under any of the savings, life insurance, medical, health-and-accident, disability or other employee welfare benefit plans or programs, including vacation days, corporate time, provided that this paragraph (vi) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company; (vii) within sixty (60) days of receipt of notice not to extend this Agreement, the employee may elect to resign for "Good Reason" in which case the notice not to extend shall constitute notice to the Company by the employee of the "Good Reason."

          Notwithstanding the foregoing, except as stated in (vii) of this section, no event of "Good Reason" shall be deemed to have occurred unless Employee provides to the General Counsel written notice of the facts and circumstances which Employee believes constitutes "Good Reason" under this Section 4.1(c) and such facts and circumstances are not corrected or otherwise cured by the Company within thirty (30) days of receipt thereof.

          For purposes of this Agreement, a Change of Control shall be deemed to have occurred the earlier of (i) if, in any transaction or a series of related transactions consummated in a ninety day period, more than fifty percent (50%) of the then outstanding voting common stock of the Company is sold to a person or group; (ii) a merger or consolidation of the Company and another entity in which the Company is not the surviving corporation or in which more than fifty percent (50%) of the equity ownership of the Company changes and (iii) the sale of substantially all of the assets of the Company.

          (d) "Notice of Termination" shall mean written notice which shall indicate the specific termination or resignation provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination or resignation under the provision so indicated and shall include a certified statement of the General Counsel approving such termination in the case of a Termination by the Company for Cause or Without Cause.

          (e) "Date of Termination" shall mean the date specified in the Notice of Termination as the effective date of the Employee's employment termination for any reason or the Employee's effective date of resignation, which ever is earlier.

                  Article 5. - Compensation Upon Termination
                  ------------------------------------------

          5.1.  Death.  If the Employee dies during the Term, this Employment
                -----
Agreement shall terminate and any benefits accruing and owing to Employee by Employer at the time of his death shall inure to the benefit of his successors, assigns and/or personal representatives.

          5.2.  Disability.  If during the Term of this Agreement, the Employee
                ----------
becomes physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his duties hereunder for (i) a period of three (3) consecutive months or (ii) for shorter periods aggregating four (4) months during any 12-month period such that Employee's performance is materially impaired, the Employer may at any time after the last day of the three (3) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of four (4) months, terminate this Employment Agreement by written notice addressed to the Employee, upon which notice this Employment shall terminate during such disability. The Company shall pay to the Employee for a period of four (4) weeks, payments on the regular pay dates in an amount equal to 100% of his then regular bi-weekly pay (1/26 of annual base pay), and for a period of twenty-two (22) weeks, payments on the regular pay dates, 60% of his then regular bi-weekly pay (1/26 of annual base pay), in addition thereto, the Employee shall be entitled to receive such amounts as are then provided pursuant to applicable plans, programs or arrangements. The Company may carry insurance to cover this liability and in such case would not require a separate salary continuation.

          5.3.   By the Company with Cause or if the Employee Resigns or Quits
                -------------------------------------------------------------
without Good Reason.  If the Employee's employment hereunder is terminated by
-------------------
the Company for Cause, or if the Employee resigns or quits without good reason, the Company shall pay to the Employee his full base salary through the Date of Termination but at a rate no greater than that in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement.


          If a discharge for Cause occurs based upon alleged facts upon which Employee and Employer are in dispute, until such time as an arbitration proceeding in accordance with paragraph A. below shall have resolved the dispute, Employee shall be entitled to continue to receive his salary until the earlier to occur of (i) 90 days from the date of the contested Discharge for Cause or (ii) the date of the final decision in the arbitration proceeding set forth in paragraph A below:

          A. Any controversy, dispute or claim under this Section 5.3 shall be submitted to arbitration in Pittsburgh, Pennsylvania, under the following provisions:

                   Employee shall submit in writing to the Company a statement ("Claim statement") describing such matter or dispute and the resolution or relief sought and naming one qualified reputable individual willing and able to act as an arbitrator. A counterstatement ("Counterstatement") from the company shall be delivered to Employee within ten (10) business days after receipt of the Claim Statement, or the right to file the Counterstatement shall be irrevocably waived and the dispute will be heard by the sole arbitrator designated. Any Counterstatement shall name one qualified reputable individual willing and able to act as an arbitrator. If two (2) arbitrators have been so appointed the two (2) arbitrators so appointed shall jointly select a third arbitrator within ten (10) business days after the date of the Counterstatement. Any qualified reputable individual selected shall be an existing member of the American Arbitration Association or other nationally recognized group of arbitrators of similar stature. If three (3) arbitrators will decide the dispute, they (the "Arbitrators") shall confer within ten (10) business days after the selection or other determination of the third arbitrator. The Arbitrators may, if they so desire and agree (or if no Counterstatement is filed, the sole arbitrator may) invite submission of further statements or evidence, hold hearings in Pittsburgh, Pennsylvania, and/or consult outside experts for assistance in deciding such matter or dispute, but it is the parties' intent that the Arbitrators (or sole arbitrator) reach a decision promptly and no later than twenty (20) business days after the selection of the third arbitrator or the failure to timely file a Counterstatement. Should any hearings be held by the Arbitrators (or the sole arbitrator) the parties to the dispute may be present with the full right on their part to cross-examine. The majority decision of the Arbitrators (or the decision of the sole arbitrator) as to each and all mater(s) or dispute(s) so submitted for decision shall be final and binding upon all parties hereto. In resolving any matter or dispute, the Arbitrators (or sole arbitrator) may fashion any remedy or hereby release any and all errors which may occur in such proceedings and the Arbitrators (or sole arbitrator) from any and all liability for actions taken or omissions made in good faith in such capacity. The parties to the dispute shall bear equally the fees of, and expenses incurred by, the Arbitrators (or sole arbitrator) in resolving any and all such matters and disputes. A business day shall mean any day other than Saturday, Sunday and days on which banks in Pennsylvania are prohibited from doing business. Without limiting the foregoing the Arbitrators (or sole arbitrator) shall have all of the powers and the parties shall hold all the rights accorded to arbitrators in commercial arbitrations under the rules of the American Arbitration Association.


          5.4.   By the Company Without Cause or by the Employee by Resignation
                 --------------------------------------------------------------
for Good Reason.  If the Employee's employment hereunder is terminated by the
---------------
Company without Cause or is terminated by the Employee pursuant to his Resignation for Good Reason, then the Employee shall be entitled to the benefits provided below, which shall constitute complete satisfaction of the obligations of the Company to the Employee under this Agreement:

          (a) The Company shall pay the Employee his full annual base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          (b) Subsequent to the Date of Termination, the Company shall pay as severance pay to the Employee, a lump sum payment equal to the Employee's full base salary at the rate then in effect for a period of eighteen (18) months, or pay to the Employee the full base salary rate in the regular pay periods for eighteen (18) months from termination.

          (c) The Company will provide health care benefits to the employee as provided prior to termination for the employee and eligible dependents for eighteen (18) months at no cost to the employee. This period will not reduce the eligible COBRA period.

          (d) The Employee shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, or otherwise.

          (e) Notwithstanding any provisions herein to the contrary, the Employee shall be entitled to receive all benefits to which the Employee is entitled under the terms of any of the Company's qualified employee benefit plans and any other plan, program or arrangement relating to retirement or other benefits including, without limitation, any employee stock ownership plan or any plan now in effect which is established (with approval of the Board of Directors) as a supplement to any of the aforenamed plans, except as otherwise provided in such plans as a result of the Employee's termination of employment.

          5.5.  Termination at the Cessation of the Term.  The Employee's
                ----------------------------------------
employment hereunder will terminate at the end of the Term on 60 day's notice. All salary and benefits of the Employee hereunder will continue to be paid to the Employee only for the remainder of the Term of this Employment Agreement.

                     Article 6. - Duties of Employee After
                     -------------------------------------
                           Termination of Employment
                           -------------------------

          Following any termination of Employee's employment and for a period of ninety (90) days thereafter, the Employee shall fully cooperate with the Company in all matters relating to the winding up and orderly transfer of the Employee's work on behalf of the Company. Not later than the effective date of any termination of the employment, the Employee will immediately deliver to the Company any and all of the Company's property of any kind or nature whatsoever in the Employee's possession, custody or control, including, without limitation any and all Confidential Information as that term is defined in
Section 7 of this Agreement.

          Article 7. - Confidential Information; Invention Assignment
          -----------------------------------------------------------

          7.1.  Confidential Relationship.  Employee understands and agrees that
                -------------------------
all company manuals, company policies, marketing plans and surveys, product designs, schematics, specifications and product location and installation data, formulae, processes, methods, machines, compositions, customer information, ideas, inventions, financial information and plans of the Company and all records, correspondence, files, customer lists, data and other information pertaining to or concerning the Company, its principals, vendors and customers (collectively the "Confidential Information") contain valuable confidential information that is owned by the Company, and, therefore, that during the period of employment hereunder and at all times thereafter, Employee shall not utilize such Confidential Information for his own benefit or for the benefit of any person or entity other than the Company, nor shall he divulge or communicate any such Confidential Information to any person or entity without the express authorization of the Company. The Employee agrees that, on the termination of his employment, he will immediately surrender to the Company any and all Confidential Information in his possession pertaining to the Company and its business.

          7.2.  Assignment of Rights.  All inventions, discoveries, designs,
                --------------------
developments, technology, computer programs, writings and reports that are made or conceived of by the Employee in the course of his employment with the Company, whether or not patentable or copyrightable, shall become and remain the sole property of the Company without additional compensation to Employee. The Employee recognizes that all such works shall be considered works-for-hire and hereby transfers and assigns any right, title, copyright and interest that Employee acquires in such works to the Company and will, from time to time, give the Company all reasonable assistance, execute all papers and do all things that may reasonably be required to protect and preserve the rights of the Company in such works.

          7.3. No Breach of Other Obligations.  The Employee represents that, in
               ------------------------------
the course of performing services for the Company, he will not breach any agreement he may have with others with respect to confidential information, and will not bring to the Company or use in any way any materials or documents obtained from others under an agreement of confidentiality.



                        Article 8. - Source of Payments
                        -------------------------------

          All payments provided for under this Agreement shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment unless specifically permitted herein. No trust or fiduciary relationship with respect to payments shall be deemed created hereby and, to the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the rights of a general creditor of the Company.

          Article 9. - Covenants Against Competition; No Solicitation
          -----------------------------------------------------------

          9.1.  Restrictive Covenant -  Non-Compete.  During the term of this
                -----------------------------------
Employment Agreement, and for a period of one (1) year following the termination of the Employees' employment hereunder, in the case of (i) a "Discharge for Cause", (ii) a voluntary resignation by the Employee, or (iii) termination without cause, and in consideration of the Employer's agreement to pay the Employee the salary, bonus and benefits described herein, the Employee agrees that he shall not, directly or indirectly, engage or be interested in any business of producing, manufacturing, marketing or distributing semi-finished stainless steel products as produced by Employer or any other product which the Company may engage in selling (the "Steel Business") and competing with Employer, anywhere in the Unites States, without the prior written consent of Employer, which consent will not be withheld unreasonably. The Employee shall be deemed to be, directly or indirectly, engaged in such a business if he is engaged in that type of business as a stockholder, director, officer, employee, salesman, sales representative, agent broker, partner, individual proprietor, lender, consultant or in any similar capacity, except that beneficial ownership by the Employee (together with any one or more members of his immediate family and together with any entity under his direct or indirect control) of 12% or less of the outstanding shares of capital stock of any corporation which may be engaged in the Steel Business which stock is listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of the covenants in this paragraph.

          9.2.  Restrictive Covenant - Non-Solicitation.  The Employee shall
                ---------------------------------------
not directly or indirectly for a period of one (1) year following the termination of the Employee's employment hereunder for any reason actively solicit business from or engage in business with persons or entities which were the customers of the Employer at anytime during the Employee's employment hereunder, which solicitation or engagement is made for the purpose of selling semi-finished steel products or any other product which the Company may engage in selling in competition with Employer. This paragraph, however, shall not prevent the Employee from soliciting or engaging in business with such persons or entities if such solicitation or business does not involve sales of semi-finished stainless steel products or any other product which employer may engage in selling.

          9.3.  Restrictive Covenant - Restricted Hiring.  The Employee shall
                ----------------------------------------
not directly or indirectly for a period of one (1) year following the termination of the Employee's employment hereunder for any reason actively solicit for employment any person who is employed by the Employer during the term of the Employees' employment, for the purpose of engaging in the sale of semi-finished stainless steel products or any other product which Employer may engage in selling.

          9.4. Rights and Remedies upon Breach.  If the Employee breaches any of
               --------------------------------
the provisions of Paragraphs 9.1, 9.2, or 9.3 hereof (the "Restrictive Covenants"), the Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

          1. Specific Performance.  The right and remedy to have the Restrictive
             --------------------
     Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Employer and that money damages would not provide an adequate remedy to the Employer.

          2. Accounting.  The right and remedy to require the Employee to
             ----------
     account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants.

          9.5  Severability of Covenants.  The Employee acknowledges and
               -------------------------
agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          9.6  Blue-Pencilling.  If any court determines that any of the
               ----------------
Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced for, such provision shall then be enforceable.

          9.7  Enforceability in Jurisdictions.  The Employer and the Employee
               --------------------------------
intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Employer and the Employee that such determination not bar or in any way affect the Employer's right to the relief provided in this Section in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


                          Article 10. - Miscellaneous
                          ---------------------------

          10.1  Indulgences, Etc.  Neither the failure nor any delay on the part
                ----------------
of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          10.2  Notices.  All notices or communications hereunder shall be in
                -------
writing, addressed as follows:

          To the Company:

          General Counsel
          Universal Stainless & Alloy Products, Inc.
          600 Mayer Street
          Bridgeville, PA  15017

          To the Employee:

          Clarence M. McAninch
          113 Huron
          Carnegie, PA  15106

Any such notice or communication shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

          10.3  Assignment; Agreement.  This Agreement shall be binding upon
                ---------------------
and inure to the benefit of the heirs and personal representatives of the Employee, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of his Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment pursuant to his Resignation for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be the Date of Termination. As used in this Agreement, "Company" shall mean as hereinbefore defined and any successor to the business and/or assets as aforesaid of either of them which assumes and agrees to perform this Agreement by operation of law or otherwise.

          10.4  Entire Agreement; Amendment.  This Agreement represents the
                ---------------------------
entire agreement of the parties with respect to the subject matter hereof and will supersede all prior agreements and understandings between the Employee and the Company regarding the subject matter herein. This Agreement may be amended or any provision hereof waived at any time only by written agreement of the parties hereto.

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

          10.5  Governing Law.  This Agreement and its validity, interpretation,
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performance and enforcement shall be governed by the laws of the Commonwealth of
Pennsylvania, other than the conflict of laws provisions of such laws.

          10.6  Severability.  If, for any reason, any provision of this
                ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision that is not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          10.7  Headings.  The Article and Section headings in this Agreement
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are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          10.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          10.9  Jurisdiction.   All disputes arising from or concerning this
                ------------
Agreement and employment relationship shall only be brought in any court of competent jurisdiction located in Allegheny County, Pennsylvania.


          IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the day and year first written above.

                              UNIVERSAL STAINLESS & ALLOY
                              PRODUCTS, INC.


                              By:
                                 -------------------------------

                              Title:
                                    ----------------------------


                              EMPLOYEE

                              ----------------------------------
                              Clarence M. McAninch


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